Exhibit 99.1

MARCUS & MILLICHAP, INC. REPORTS RESULTS FOR

FIRST QUARTER 2022

Record First Quarter with Revenue Growing 73.6% to $319MM, and diluted earnings per share rising 118.9% to $0.81 from same period last year

CALABASAS, Calif., May 6, 2022 — (BUSINESS WIRE) — Marcus & Millichap, Inc. (the “Company”, “Marcus & Millichap”, “MMI”) (NYSE: MMI), a leading national brokerage firm specializing in commercial real estate investment sales, financing, research and advisory services, today reported record financial results for the first quarter of 2022.

First Quarter 2022 Highlights Compared to First Quarter 2021

•	Total revenues increased by 73.6% to $319.5 million

•	Net income increased to $32.8 million, or $0.81 per common share, diluted, compared to $15.0 million, or $0.37 per common share, diluted

•	Adjusted EBITDA doubled to $51.9 million compared to $25.7 million

•	Brokerage commissions increased to $286.9 million

•	Private Client brokerage revenue increased by 52.7% to $161 million

•	Middle Market and Larger Transaction brokerage revenue increased 134.4% to $120.1 million

•	Financing fees increased by 48.3% to $26.5 million

MMI achieved a record first quarter driven by our team’s effective execution as investors continued to deploy capital into commercial real estate,” said Hessam Nadji, President and CEO. “We are seeing increased equity rotation across property types and geographic markets as investors reposition assets and portfolios, and pivot to changing market conditions” he added. “Internally, contributions from strategic initiatives implemented over the past few years continued to build in the quarter. These include investments in revenue-generating technology, solid productivity among our most experienced producers, and the addition of many market-leading professionals and companies acquired in recent years.”

“Looking forward, strong fundamentals, above-trend rent growth, and anticipation of interest rate increases are keeping investor motivations elevated,” Nadji said. “Notwithstanding rising interest rates and growth concerns, we believe strong capital demand from private and institutional investors searching for inflation-hedged yield will support an active marketplace. Our growth strategy is unwavering and supported by our strong balance sheet. This includes further enhancing the MMI platform, bringing more efficiency to our sales force, adding experienced professionals, and the acquisition of synergistic companies.

Dividends

On February 16, 2022, the Board of Directors declared a semi-annual regular dividend of $0.25 per share and a special dividend of $1.00 per share, payable on April 4, 2022, to stockholders of record at the close of business on March 8, 2022. The Company accrued a dividend payable of $52.1 million, including dividend equivalents aggregating $2.5 million to be paid upon vesting on unvested restricted stock and deferred stock units granted under the Company’s 2013 Omnibus Equity Incentive Plan.

First Quarter 2022 Results Compared to First Quarter 2021

Total revenues for the first quarter of 2022 reached $319.5 million, compared to $184.0 million for the same period during the prior year, an increase of 73.6%. The growth in total revenues was driven by increases in real estate brokerage commissions and financing fees. Real estate brokerage commissions increased 76.2% to $286.9 million from the same period in the prior year primarily due to an increase in overall volume of investment sales and revenue growth of 134.3% in the combined Middle Market and Larger Transaction Market and 52.7% in the Private Client Market. Financing fees increased by 48.3% to $26.5 million due to overall increase in volume of financing transactions and other ancillary financing fees.

Total operating expenses for the first quarter of 2022 were $275.2 million, an increase of 68% compared to $163.8 million for the same period in the prior year. The change was primarily driven by an 80.4% increase in cost of services and a 44.2% increase in selling, general and administrative expense. Cost of services as a percent of total revenues increased by 230 basis points to 61.6% compared to the same period during the prior year, primarily due to senior investment sales and financing professionals earning additional commissions as certain annual revenue thresholds were achieved earlier than in prior years.

Selling, general and administrative expense for the first quarter of 2022 increased by $22.9 million to $74.5 million, compared to the same period in the prior year. The change was primarily due to increases in (i) compensation related costs, primarily driven by increases in management performance compensation due to significant year-over-year growth in operating results; (ii) business development, marketing and other support related to the long-term retention of our sales and financing professionals; (iii) recommencement of in-person agent and client business events, conferences, and meetings; and (iv) expenses related to our recent acquisitions.

Net income for the first quarter of 2022 was $32.8 million, or $0.81 per common share, diluted, compared to $15.0 million, or $0.37 per common share, diluted, for the same period in the prior year. Adjusted EBITDA for the first quarter of 2022 was $51.9 million, compared to $25.7 million for the same period in the prior year.

Business Outlook

Notwithstanding the potential continuing impact of the COVID-19 pandemic and additional interest rate increases on the current macroeconomic environment, the Company believes it is well positioned to achieve long-term growth.

The Company benefits from its experienced management team, infrastructure investments, industry-leading market research and proprietary technology. The size and fragmentation of the Private Client Market segment continues to offer long-term growth opportunities through consolidation. This highly fragmented market segment consistently accounts for 80% of all commercial property sales transactions and over 59% of the commission pool. The top 10 brokerage firms, led by MMI, have an estimated 22% share of this segment by transaction count.

Key factors that may influence the Company’s business during the rest of fiscal year 2022 include:

•	Volatility in sales and financing activity and investor sentiment driven by:

•	Slowdown in sales and financing activity of asset types impacted by COVID-19, elevated inflation, interest rate fluctuations, increasing bid-ask spread between buyers and sellers, and economic trends

•	Possible impact to investor sentiment related to economic initiatives or potential tax law changes which may contribute to future fluctuations in sales and financing activity

•	Potential higher cost of services resulting from more experienced investment sales and financing professionals closing a larger share of revenue and surpassing revenue thresholds earlier in the year

•	Volatility in each of the Company’s market segments

•	Increase in costs related to the recommencement of in-person events, client meetings, and conferences

•	Global geopolitical uncertainty, which may disrupt financial markets or cause investors to refrain from transacting

•	The potential for acquisition activity and subsequent integration

Webcast and Call Information

Marcus & Millichap will host a live webcast today to discuss the financial results at 7:30 a.m. Pacific Time/10:30 a.m. Eastern Time. The webcast will be accessible through the Investor Relations section of Marcus & Millichap’s website at ir.marcusmillichap.com and will be archived upon completion of the call. The Company encourages the use of the webcast due to potential extended wait times to access the conference call via dial-in.

For those unable to access the webcast, callers from the United States and Canada should dial 1-877-407-9208 ten minutes prior to the scheduled call time. International callers should dial 1-201-493-6784.

Replay Information

For those unable to participate during the live broadcast, a telephonic replay of the call will also be available from 1:30 p.m. Eastern Time on Friday, May 6, 2022 through 11:59 p.m. Eastern Time on Friday, May 20, 2022 by dialing 1-844-512-2921 in the United States and Canada or 1-412-317-6671 internationally and entering passcode 13728638.

About Marcus & Millichap, Inc.

Marcus & Millichap, Inc. is a leading national brokerage firm specializing in commercial real estate investment sales, financing, research and advisory services. As of March 31, 2022, the Company had 1,931 investment sales and financing professionals in 81 offices who provide investment brokerage and financing services to sellers and buyers of commercial real estate. The Company also offers market research, consulting and advisory services to our clients. Marcus & Millichap closed 2,904 transactions during the three months ended March 31, 2022, with a sales volume of $21 billion. For additional information, please visit www.MarcusMillichap.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements, including the Company’s business outlook for 2022, the potential continuing impact of the COVID-19 pandemic, the execution of our capital return program, including the semi-annual dividend, and expectations for market share growth. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	uncertainties relating to the economic, operational and financial impact of the ongoing COVID-19 pandemic, including uncertainties regarding the potential impact of new variants on our workforce;

•	general uncertainty in the capital markets and a worsening of economic conditions and the rate and pace of economic recovery following an economic downturn;

•	changes in our business operations;

•	market trends in the commercial real estate market or the general economy, including the impact of inflation;

•	our ability to attract and retain qualified senior executives, managers and investment sales and financing professionals;

•	the effects of increased competition on our business;

•	our ability to successfully enter new markets or increase our market share;

•	our ability to successfully expand our services and businesses and to manage any such expansions;

•	our ability to retain existing clients and develop new clients;

•	our ability to keep pace with changes in technology;

•	any business interruption or technology failure, including cyber and ransomware attacks, and any related impact on our reputation;

•	changes in interest rates, availability of capital, tax laws, employment laws or other government regulation affecting our business;

•	our ability to successfully identify, negotiate, execute and integrate accretive acquisitions; and

•	other risk factors included under “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

In addition, in this release, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “predict,” “potential,” “should” and similar expressions, as they relate to our company, our business and our management, are intended to identify forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Forward-looking statements speak only as of the date of this release. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. We have not filed our Form 10-Q for the quarter ended March 31, 2022. As a result, all financial results described in this earnings release should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates, that are identified prior to the time we file our Form 10-Q.

MARCUS & MILLICHAP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF NET AND COMPREHENSIVE INCOME

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenues:
Real estate brokerage commissions	$286,909	$162,796
Financing fees	26,453	17,843
Other revenues	6,102	3,338

Total revenues	319,464	183,977

Operating expenses:
Cost of services	196,768	109,103
Selling, general and administrative	74,535	51,677
Depreciation and amortization	3,911	2,997

Total operating expenses	275,214	163,777

Operating income	44,250	20,200
Other income, net	450	1,044
Interest expense	(160)	(146)

Income before provision for income taxes	44,540	21,098
Provision for income taxes	11,757	6,086

Net income	32,783	15,012

Other comprehensive (loss) income:
Marketable debt securities, available-for-sale:
Change in net unrealized gains/losses	(2,357)	(621)
Less: reclassification adjustment for net gains included in other income, net	(84)	—

Net change, net of tax of $838 and $(215) for the three months ended March 31, 2022 and 2021, respectively	(2,441)	(621)
Foreign currency translation loss, net of tax of $0 for the three months ended March 31, 2022 and 2021, respectively	(59)	(113)

Total other comprehensive (loss) income	(2,500)	(734)

Comprehensive income	$30,283	$14,278

Earnings per share:
Basic	$0.82	$0.38
Diluted	$0.81	$0.37

Weighted average common shares outstanding:
Basic	39,989	39,757
Diluted	40,474	40,124

MARCUS & MILLICHAP, INC.

KEY OPERATING METRICS SUMMARY

(Unaudited)

Total sales volume was approximately $21.0 billion for the three months ended March 31, 2022, encompassing 2,904 transactions consisting of $17.2 billion for real estate brokerage (2,137 transactions), $2.7 billion for financing (520 transactions) and $1.1 billion in other transactions, including consulting and advisory services (247 transactions). As of March 31, 2022, the Company had 1,846 investment sales professionals and 85 financing professionals. Key metrics for real estate brokerage and financing activities (excluding other transactions) are as follows:

	Three Months Ended March 31,
	2022	2021
Real Estate Brokerage
Average Number of Investment Sales Professionals	1,856	1,959
Average Number of Transactions per Investment Sales Professional	1.15	0.81
Average Commission per Transaction	$134,258	$102,517
Average Commission Rate	1.67%	1.84%
Average Transaction Size (in thousands)	$8,051	$5,582
Total Number of Transactions	2,137	1,588
Total Sales Volume (in millions)	$17,205	$8,864

	Three Months Ended March 31,
	2022	2021
Financing (1)
Average Number of Financing Professionals	84	86
Average Number of Transactions per Financing Professional	6.19	5.74
Average Fee per Transaction	$43,144	$30,464
Average Fee Rate	0.84%	0.93%
Average Transaction Size (in thousands)	$5,115	$3,263
Total Number of Transactions	520	494
Total Financing Volume (in millions)	$2,660	$1,612

(1)	Operating metrics exclude certain financing fees not directly associated to transactions.

The following table sets forth the number of transactions, sales volume and revenues by commercial real estate market segment for real estate brokerage:

	Three Months Ended March 31,
	2022			2021			Change
	Number	Volume	Revenues	Number	Volume	Revenues	Number	Volume	Revenues
		(in millions)	(in thousands)		(in millions)	(in thousands)		(in millions)	(in thousands)
Real Estate Brokerage
<$1 million	206	$128	$5,787	227	$149	$6,138	(21)	$(21)	$(351)
Private Client Market ($1 - <$10 million)	1,606	5,696	161,031	1,200	3,668	105,423	406	2,028	55,608
Middle Market ($10 - <$20 million)	184	2,503	46,760	78	1,067	20,601	106	1,436	26,159
Larger Transaction Market (≥$20 million)	141	8,878	73,331	83	3,980	30,634	58	4,898	42,697

	2,137	$17,205	$286,909	1,588	$8,864	$162,796	549	$8,341	$124,113

MARCUS & MILLICHAP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except for shares and par value)

	March 31, 2022 (Unaudited)	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$315,695	$382,140
Commissions receivable, net	13,854	17,230
Prepaid expenses	10,373	13,220
Marketable debt securities, available-for-sale (includes amortized cost of $220,015 and $183,915 at March 31, 2022 and December 31, 2021, respectively, and $0 allowance for credit losses)	218,988	183,868
Advances and loans, net	5,889	6,403
Other assets	6,027	5,270

Total current assets	570,826	608,131
Property and equipment, net	23,249	23,192
Operating lease right-of-use assets, net	77,928	81,528
Marketable debt securities, available-for-sale (includes amortized cost of $54,519 and $111,858 at March 31, 2022 and December 31, 2021, respectively, and $0 allowance for credit losses)	52,980	112,610
Assets held in rabbi trust	10,916	11,508
Deferred tax assets, net	33,470	33,736
Goodwill and other intangible assets, net	59,434	48,105
Advances and loans, net	139,087	113,242
Other assets	12,273	13,146

Total assets	$980,163	$1,045,198

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and other liabilities	$24,388	$24,271
Deferred compensation and commissions	54,994	114,685
Dividends payable	50,694	—
Income tax payable	28,042	17,853
Operating lease liabilities	18,276	18,973
Accrued bonuses and other employee related expenses	15,863	49,848

Total current liabilities	192,257	225,630
Deferred compensation and commissions	45,603	53,536
Operating lease liabilities	56,307	58,334
Other liabilities	10,607	11,394

Total liabilities	304,774	348,894

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock, $0.0001 par value:
Authorized shares – 25,000,000; issued and outstanding shares – none at March 31, 2022 and December 31, 2021, respectively	—	—
Common stock, $0.0001 par value:
Authorized shares – 150,000,000; issued and outstanding shares – 39,795,399 and 39,692,373 at March 31, 2022 and December 31, 2021, respectively	4	4
Additional paid-in capital	122,782	121,844
Retained earnings	554,193	573,546
Accumulated other comprehensive income	(1,590)	910

Total stockholders’ equity	675,389	696,304

Total liabilities and stockholders’ equity	$980,163	$1,045,198

MARCUS & MILLICHAP, INC.

OTHER INFORMATION

(Unaudited)

Adjusted EBITDA Reconciliation

Adjusted EBITDA, which the Company defines as net income before (i) interest income and other, including net realized gains (losses) on marketable debt securities, available-for-sale and cash and cash equivalents, (ii) interest expense, (iii) provision for income taxes, (iv) depreciation and amortization, (v) stock-based compensation, and (vi) non-cash mortgage servicing rights (“MSRs”) activity. The Company uses Adjusted EBITDA in its business operations to evaluate the performance of its business, develop budgets and measure its performance against those budgets, among other things. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate its overall operating performance. However, Adjusted EBITDA has material limitations as a supplemental metric and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under U.S. generally accepted accounting principles (“U.S. GAAP”). The Company finds Adjusted EBITDA to be a useful management metric to assist in evaluating performance, because Adjusted EBITDA eliminates items related to capital structure, taxes and non-cash items. Considering the foregoing limitations, the Company does not rely solely on Adjusted EBITDA as a performance measure and also considers its U.S. GAAP results. Adjusted EBITDA is not a measurement of the Company’s financial performance under U.S. GAAP and should not be considered as an alternative to net income, operating income or any other measures calculated in accordance with U.S. GAAP. Because Adjusted EBITDA is not calculated in the same manner by all companies, it may not be comparable to other similarly titled measures used by other companies.

A reconciliation of the most directly comparable U.S. GAAP financial measure, net income, to Adjusted EBITDA is as follows (in thousands):

	Three Months Ended March 31,
	2022	2021
Net income	$32,783	$15,012
Adjustments:
Interest income and other (1)	(615)	(531)
Interest expense	160	146
Provision for income taxes	11,757	6,086
Depreciation and amortization	3,911	2,997
Stock-based compensation	3,856	2,288
Non-cash MSR activity (2)	—	(303)

Adjusted EBITDA(3)	$51,852	$25,695

(1)	Other includes net realized gains (losses) on marketable debt securities available-for-sale.
(2)	Non-cash MSR activity includes the assumption of servicing obligations.
(3)	The increase in Adjusted EBITDA for the three months ended March 31, 2022 compared to the same period in 2021 is primarily due to a lower proportion of operating expenses compared to total revenues.

Glossary of Terms

•	Private Client Market segment: transactions with values from $1 million to up to but less than $10 million

•	Middle Market segment: transactions with values from $10 million to up to but less than $20 million

•	Larger Transaction Market segment (previously Institutional Market segment): transactions with values of $20 million and above

•	Acquisitions: acquisitions of teams and/or acquisitions as business combinations under accounting standards

Certain Adjusted Metrics

Real Estate Brokerage

During the three months ended March 31, 2022, we closed a portfolio of large transactions in our real estate brokerage business in excess of $300 million. Following are actual and as adjusted metrics excluding these transactions compared to the three months ended March 31, 2021:

	Three Months Ended March 31, 2022
	(actual)	(as adjusted)
Total Sales Volume Increase	94.1%	76.6%
Average Commission Rate Reduction	(9.2)%	(4.1)%
Average Transaction Size Increase	44.2%	31.3%

Investor Relations Contact:

Investor Relations

InvestorRelations@marcusmillichap.com